Exhibit 2(c)

                         Scudder Managed Municipal Bonds

     On December 8, 1987, the shareholders of Scudder Managed Municipal Bonds amended Article XI of the By-Laws of the trust to read in its entirety as follows:

                                   ARTICLE XI

                                   AMENDMENTS

          These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the outstanding voting securities or (b) by the Trustees, provided, however, that no By-Laws may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.


     On December 8, 1987, the Board of Trustees of Scudder Managed Municipal Bonds amended Article XIII of the By-Laws of the Trust as follows:

                                  ARTICLE XIII

                       INVESTMENTS; BORROWING AND PLEDGING

      (A) The Trust shall not purchase the securities of any one issuer if such purchase at the time thereof would cause with respect to 75% of the value of its total assets more than 5% of the total assets of the Trust (taken at market value) to be invested in the securities of such issuer. The foregoing limitation shall not apply to investments in Government securities as defined in the 1940 Act.

      and that, (i) Article XIII paragraph (H) is hereby deleted in its entirety, (ii) Article XIII paragraph (I)(c) is hereby deleted in its entirety, and (iii) the remaining paragraphs of Article XIII be designated
      (A) through (G).


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                        Scudder High Yield Tax Free Fund

     On December 8, 1987, the shareholders of Scudder High Yield Tax Free Fund amended Article XI of the By-Laws of the trust to read in its entirety as follows:

                                   ARTICLE XI

                                   AMENDMENTS

          These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the outstanding voting securities or (b) by the Trustees, provided, however, that no By-Laws may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.

     On December 8, 1987, the Board of Trustees of Scudder High Yield Tax Free Fund amended Article XIII of the By-Laws of the Trust as follows:

                                  ARTICLE XIII

                       INVESTMENTS; BORROWING AND PLEDGING

     (A) The Trust shall not purchase the securities of any one issuer if such purchase at the time thereof would cause with respect to 75% of the value of its total assets more than 5% of the total assets of the Trust (taken at market value) to be invested in the securities of such issuer. The foregoing limitation shall not apply to investments in Government securities as defined in the 1940 Act.

     and that, (i) Article XIII paragraph (H) is hereby deleted in its entirety,
     (ii) Article XIII paragraph (I)(c) is hereby deleted in its entirety, and
     (iii) the remaining paragraphs of Article XIII be designated (A) through
     (G).